UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 4, 2008
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	Commission File No. 1-12616	38-2730780

(State of Organization)	(IRS Employer I.D. No.)
27777 Franklin Road
Suite 200
Southfield, Michigan 48034
(Address of principal executive offices)
(248) 208-2500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
Please see the disclosures under Item 5.02 below regarding new employment agreements entered into with John B. McLaren, the Company’s newly appointed chief operating officer, and Karen J. Dearing, the Company’s newly appointed chief financial officer, and the related restricted stock award agreements awarding each executive 10,000 restricted shares pursuant to the terms and conditions disclosed therein.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) Effective as of February 5, 2008, pursuant to mutual agreement between the Company and each of the respective individuals involved as part of a management realignment: Gary A. Shiffman will relinquish the title of President of the Company, but will remain as Chairman of the Board and Chief Executive Officer; Brian W. Fannon will no longer serve as Chief Operating Officer or Executive Vice President of the Company, but will be appointed President of the Company as disclosed more fully below; and Jeffrey P. Jorissen will no longer serve as Executive Vice President or Chief Financial Officer of the Company, but will remain with the Company as an advisor to senior management.
(c)
     On February 5, 2008, the board of directors of Sun Communities, Inc. (the “Company”) appointed John B. McLaren to serve as Executive Vice President and Chief Operating Officer until his successor is elected and qualifies. Mr. McLaren succeeds Brian W. Fannon in those roles.
     John B. McLaren, age 37, brings twelve years of manufactured housing industry experience, more than five of which were served in various roles at the Company. Prior to his appointment as Executive Vice President and Chief Operating Officer, Mr. McLaren served, since August 2005, as Senior Vice President of Sun Homes Services (“SHS”) (a subsidiary of Sun Communities, Inc.) with overall responsibility for homes sales and leasing. Prior to that, Mr. McLaren was a Regional Vice President for Apartment Investment & Management Company (AIMCO), a Real Estate Investment Trust engaged in leasing apartments. Prior to AIMCO, Mr. McLaren spent approximately three years as Vice President of Leasing & Service for SHS with responsibility for developing and leading the Rental Home Program.
     On February 5, 2008, the Company entered into an employment agreement with Mr. McLaren. The effective date of the employment agreement is February 5, 2008. The following brief description of this employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to the Report as Exhibit 10.1.
     Mr. McLaren’s employment agreement is for an initial term commencing on February 5, 2008 and ending on December 31, 2010. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Mr. McLaren is paid an annual base salary of $265,000, which will be increased by an annual cost of living adjustment beginning with calendar year 2009. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. McLaren is eligible for an annual incentive compensation (a “Bonus”), in the sole discretion of the Compensation Committee, of up to 100% of his then current base salary.

     In connection with the execution of the employment agreement, and pursuant to a restricted stock award agreement, a copy of which is attached to the Report as Exhibit 10.2, the Company issued Mr. McLaren 10,000 restricted shares of the Company’s common stock. Thirty-five percent (35%) of the shares will vest on the fourth anniversary date of the Effective Date, thirty five percent (35%) on the fifth anniversary date, twenty percent (20%) on the sixth anniversary date, five percent (5%) on the seventh anniversary date and the remainder shall vest on the tenth anniversary of the Effective Date.
     There are no family relationships between Mr. McLaren and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.
     On February 5, 2008, the board of directors of Sun Communities, Inc. (the “Company”) appointed Karen J. Dearing to serve as Executive Vice President, Chief Financial Officer, Secretary and Treasurer until her successor is elected and qualifies. Ms. Dearing succeeds Jeffrey P. Jorissen in those roles.
     Karen J. Dearing, age 43, was formerly the Senior Vice President and Corporate Controller of the Company where she was responsible for the overall management of the Company’s accounting and finance departments and all internal and external financial reporting. Prior to that she was the Director of Finance of the Company from 1998-2002 where she worked extensively with accounting and finance matters related to the Company’s ground up developments and expansions. Prior to working for the Company, Ms. Dearing had eight years of experience as the Financial Controller of a privately-owned automotive supplier specializing in critical automotive fasteners and five years experience as a Certified Public Accountant with Deloitte & Touche.
     On February 5, 2008, the Company entered into an employment agreement with Ms. Dearing. The effective date of the employment agreement is February 5, 2008 (the “Effective Date”). The following brief description of this employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to the Report as Exhibit 10.3.
     Ms. Dearing’s employment agreement is for an initial term commencing on February 5, 2008 and ending on December 31, 2010. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement. Pursuant to the employment agreement, Ms. Dearing is paid an annual base salary of $245,000 in the first year, $265,000 in the second year and $290,000 thereafter, subject to adjustments in accordance with the annual cost of living. In addition to her base salary and in accordance with the terms of her employment agreement, Ms. Dearing is eligible for an annual incentive compensation (a “Bonus”), in the sole discretion of the Compensation Committee, of up to 100% of her then current base salary.
     In connection with the execution of the employment agreement, and pursuant to a restricted stock award agreement, a copy of which is attached to the Report as Exhibit 10.4, the Company issued Ms. Dearing 10,000 restricted shares of the Company’s common stock. Thirty-five percent (35%) of the shares will vest on the fourth anniversary date of the Effective Date, thirty five percent (35%) on the fifth anniversary date, twenty percent (20%) on the sixth anniversary date, five percent (5%) on the seventh anniversary date and the remainder shall vest on the tenth anniversary of the Effective Date.
     There are no family relationships between Ms. Dearing and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.

     On February 5, 2008, the board of directors of Sun Communities, Inc. (the “Company”) appointed Brian W. Fannon to serve as President until his successor is elected and qualifies. Mr. Fannon succeeds Gary A. Shiffman in that role.
     Brian W. Fannon, age 59, joined the Company in May 1994 as Senior Vice President-Operations and became Chief Operating Officer in 1995 and an Executive Vice President in March 2003. Prior to joining the Company, he worked for Lautrec, Ltd., then the largest manufactured housing community owner-operator in the United States, where he was responsible for operations comprising 25,000 sites and 300 employees, and Quality Homes, Inc., its sales and marketing division. He joined that organization in 1978 as a regional manager and became President in 1986. Mr. Fannon was appointed by Governor Milliken to the Michigan Mobile Home Commission in 1977, the year of its inception. Subsequent appointments by Governors Blanchard and Engler have enabled Mr. Fannon to serve on such commission, including serving as its chairman from 1986 to 1994, and Mr. Fannon has again been serving as the chairman of the Michigan Mobile Home Commission since 1998. In 2002, Mr. Fannon was elected to the Board of Directors of the Manufactured Housing Institute and Mr. Fannon was elected to the RV/MH Hall of Fame in 2003.
     The Company previously entered into an employment agreement with Mr. Fannon, effective as of January 1, 2005, as amended, which remains in effect until terms of an amended and restated employment agreement are negotiated between the parties.
     There are no family relationships between Mr. Fannon and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.

ITEM 8.01	Other Events
Press Release
     On February 6, 2008, Sun Communities, Inc. (the “Company”) issued a press release, filed as Exhibit 99.1, announcing the promotion of John B. McLaren, formerly Senior Vice President, to Executive Vice President and Chief Operating Officer, succeeding Brian W. Fannon in those roles; the promotion of Karen J. Dearing, formerly Senior Vice President and Corporate Controller, to the positions of Executive Vice President, Chief Financial Officer, Treasurer and Secretary, succeeding Jeffrey P. Jorissen in those roles; and the appointment of Brian Fannon, formerly Chief Operating Officer, to President, succeeding Gary A. Shiffman in that role.
Termination of the Company’s Dividend Reinvestment and Stock Purchase Plan
     The Board of Directors of Sun Communities, Inc. (the “Company”) decided to terminate the Company’s Dividend Reinvestment and Stock Purchase Plan, dated March 18, 1997 (the “Plan”), effective February 4, 2008. The recently declared $0.63 per share dividend payable on January 22, 2008 to shareholders of record as of January 11, 2008 was the final dividend to be reinvested under the Plan. A letter was sent to participants in the Plan notifying them of the Plan’s termination. A copy of the letter has been attached as exhibit 99.2 to this Report.

ITEM 9.01.	Financial Statements and Exhibits
(d)	Exhibits.

EXHIBIT #	DESCRIPTION
10.1	Employment Agreement, dated February 5, 2008 by and among the Company and John B. McLaren

10.2	Restricted Stock Award Agreement, dated February 5, 2008 by and among the Company and John B. McLaren

10.3	Employment Agreement, dated February 5, 2008 by and among the Company and Karen J. Dearing

10.4	Restricted Stock Award Agreement, dated February 5, 2008 by and among the Company and Karen J. Dearing

99.1	Press release dated February 6, 2008, relating to a change in executive officers

99.2	Letter to participants in the Company’s Dividend Reinvestment and Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2008		SUN COMMUNITIES, INC.
	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President,
Chief Financial Officer, Secretary and Treasurer

SUN COMMUNITIES, INC.
EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 5, 2008 by and among the Company and John B. McLaren

10.2	Restricted Stock Award Agreement, dated February 5, 2008 by and among the Company and John B. McLaren

10.3	Employment Agreement, dated February 5, 2008 by and among the Company and Karen J. Dearing

10.4	Restricted Stock Award Agreement, dated February 5, 2008 by and among the Company and Karen J. Dearing

99.1	Press release dated February 6, 2008, relating to a change in executive officers

99.2	Letter to participants in the Company’s Dividend Reinvestment and Stock Purchase Plan